Exhibit 32.1

                         Tel-Instrument Electronics Corp
                                CEO Certification

           CERTIFICATION PURSUANT TO 8 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Tel-Instrument Electronics Corp. (the "Company"), on Form 10-Q for the period ending December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Harold K. Fletcher, President and Chief Executive Officer of the Company, certify, pursuant to and solely for the purpose of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge and based on my review of the Report:

            1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                                      By: /s/ Harold K. Fletcher
                                                          ----------------------
                                                          Harold K. Fletcher
                                                          Chairman and President

                                                          February 14, 2005

      A signed original of this written statement required by Section 906 has been provided to Tel-Instrument Electronics Corp and will be retained by Tel-Instrument Electronics Corp and furnished to the Securities and Exchange Commission or its staff upon request.